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                                                                   EXHIBIT 10.7

                                      AGREEMENT

         This Agreement ("Agreement") is entered into as of the 16th day of May, 1997, by and between Photogen Technologies, Inc. (f/k/a M T Financial Group, Inc.) ("Photogen"), and the undersigned, [_____________] and has reference to the following facts:

                                       RECITALS

         A. The undersigned has entered into a plan and agreement of recapitalization and merger (the "Transaction") pursuant to which, when consummated, he will receive 4,800,000 shares of common stock of Photogen.

         B. The term Photogen herein includes Photogen Technologies, Inc. and its subsidiary Photogen, Inc. and all entities which hereafter may become a subsidiary or affiliate of Photogen during the term of this agreement.

         In consideration of the consummation of the Transaction and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees as follows:

         1. CONFIDENTIAL INFORMATION. (a) The undersigned will have access to Confidential Information (defined below) that has great value to Photogen. "Confidential Information" means any and all information that has or could have value or utility to Company, whether or not reduced to written or other tangible form and all copies thereof, relating to Photogen's private or proprietary matters, confidential matters or trade secrets. Confidential Information includes, but is not limited to, information of a technical nature, such as research and development, methods, know-how, formulas, compositions, protocols, processes and techniques, discoveries, machines, inventions, ideas, computer programs (including software and data used in all such programs), drawings, specifications, and business information concerning any products, customer and supplier lists, production, developments, costs, purchasing, pricing, profits, markets, sales, accounts, customers, financing, expansions, and other information relating to Photogen's or any of its affiliates' business practices, strategies or policies. Without limiting the generality of the foregoing, the undersigned agrees that Confidential Information includes information about each of the foregoing items with respect to the Patents (defined below). "Patents" means all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, and all improvements and inventions related thereto, related to or arising out of Photogen's method for improved selectivity in photo-activation of molecular agents and Photogen's method for improved selectivity in photo-activation and detection of molecular diagnostic agents, including U.S. Patent Applications filed with respect thereto by Photogen on October 30, 1996 with the U.S. Patent and Trademark Office, copies of which are attached hereto.

         (b) The undersigned agrees to hold in trust, keep confidential and not disclose, directly or indirectly, to any third parties or make any use of Photogen's Confidential Information for any purpose except for the benefit of Photogen. Confidential Information which, without fault on the


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part of the undersigned, becomes generally known to the public or in the industry, or in which Photogen ceases to have a legally protectable interest, shall cease to be subject to these restrictions. Upon the undersigned's termination of employment (regardless of the reason for termination) or if the undersigned ceases to be a shareholder of PTI, the undersigned shall immediately return to Photogen all Confidential Information and any other material, including handwritten notes, made or derived from Confidential Information, which is in the undersigned's possession or which the undersigned delivered to others.

         2. NON-COMPETITION; NON-INTERFERENCE. During the give (5) year period following the execution of this Agreement, the undersigned agrees not to, directly or indirectly, (a) own, manage, control, participate in, consult with, be employed by, render services for, or in any manner or in any capacity (except as owner of 2% or less of stock of a publicly registered and traded entity) engage in any Competitive Business (defined below), (b) solicit, induce or attempt to influence any other person or entity to engage in any Competitive Business or to curtail or cease any business or business relationship with Photogen, its affiliates, employees or independent contractors, (c) solicit any other employee or independent contractor to terminate his or her employment or engagement with Photogen and engage in a Competitive Business, or (d) disparage Photogen, its affiliates, employees, independent contractors or their services or products. "Competitive Business" means engaging in the development, sale, lease, marketing, financing or distribution of products or services similar to or competitive with Photogen's products or services anywhere in the world.

         3. NO AGREEMENT. Nothing contained herein in any event shall be construed to (i) constitute a contract of employment between Photogen and the undersigned or (ii) give any person the right to be retained in the employ of Photogen.

         4. SEVERABILITY; CHOICE OF LAW; INJUNCTION. If any provision of this Agreement is deemed by a court of competent jurisdiction to be unenforceable or invalid, the enforceability and validity of all other provisions hereof shall not be affected thereby and such court shall modify the unenforceable or invalid provision to the extent necessary to render it enforceable and valid and such provision shall be enforced as modified. The undersigned agrees that the time period and scope of the covenants in Sections 1 and 2 are reasonable and appropriate under the circumstances of Photogen's business and the undersigned's unique skills. This Agreement shall be governed and interpreted in accordance with the laws of the State of Illinois without regard to its provisions on conflicts of law. The undersigned acknowledges that a breach of Paragraphs 1 or 2 would cause Photogen irreparable harm. Accordingly, in the event of a breach or threatened breach by the undersigned of any of the provisions of Paragraphs 1 and 2, the undersigned agrees that Photogen shall be entitled to injunctive relief restraining the undersigned and any individual or entity from participating in such breach or threatened breach and the undersigned waives any provision of law requiring Photogen to post a bond for any such injunctive relief. Nothing herein shall be construed as prohibiting Photogen from pursuing any other remedies available at law or in equity for such breach or threatened breach.

         5. MISCELLANEOUS. This Agreement may not be amended or modified except by a written instrument signed by both parties after the date of this Agreement. This Agreement may be assigned by Photogen and shall inure to the benefit of Photogen, its successors and assigns, but may not be assigned or delegated by the undersigned. This Agreement supersedes all prior agreements,

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negotiations and representations, written or oral, between the parties with respect to the subject matter contained herein. Any waiver of any breach of, or failure to enforce, any of the provisions of this Agreement shall not operate as a waiver of any other breach or waiver of performance of such provisions or any other provisions the Recitals of facts are incorporated herein and made a part of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                   PHOTOGEN TECHNOLOGIES, INC.


                   By:
                      --------------------------------
                   Its:   PRESIDENT
                      --------------------------------


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